                                                                   Exhibit 21.1

Subsidiaries of the Registrant

The following companies are subsidiaries of the Registrant as of December 31, 1999.


                                                                      Jurisdiction of    Percentage
Name                                                                    Incorporation     Ownership
----                                                                  ---------------    ----------
RLI Insurance Company                                                        Illinois          100%

RLI Aviation, Inc.                                                           Illinois          100%

Replacement Lens Inc.                                                        Illinois          100%

Mt. Hawley Insurance Company                                                 Illinois          100%

RLI Insurance Ltd.                                                            Bermuda          100%

RLI Insurance Agency Ltd.                                                      Canada          100%

RLI Mortgage Services, LLC                                                   Illinois           50%

RLI Premium Finance, LLC                                                      Georgia           55%

UIH, Inc.                                                                    Illinois          100%

Underwriters Indemnity Company                                                  Texas          100%

Underwriters Settlement Services, Inc.                                          Texas          100%

Planet Indemnity Company                                                     Illinois          100%

Underwriters Indemnity General Agency, Inc.                                     Texas          100%





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